EXHIBIT 23.1

                            KYLE L. TINGLE, CPA , LLC








To Whom It May Concern:                                       January 19, 2006



The firm of Kyle L. Tingle, Certified Public Accountant, LLC hereby consents to the inclusion of his report of January 3, 2006, accompanying the audited financial statements of Parque La Quinta Estates, as at December 31, 2005 in the Form 10KSB.


Very truly yours,


/s/ KYLE L. TINGLE


Kyle L. Tingle, CPA, LLC




        P.O. Box 50141, Henderson, Nevada 89016, Phone: (702) 434-8452,
             Fax: (702) 436-4218, e-mail: ktingle@kyletinglecpa.com